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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 16, 1997
                                                         --------------

                        U.S. TRANSPORTATION SYSTEMS, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)


       Nevada                      0-16140                       34-1397328
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(State or other juris-        (Commission File            (IRS Employer Identi-
diction of incorporation           Number)                   fication Number)


                  33 West Main Street, Elmsford, New York 10523
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                     (Address of principal executive office)

Registrant's telephone number, including area code: (914) 345-3339
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Item 5  Litigation Regarding Ownership of Gulf Northern Transport
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                  On January 30, 1997, U.S. Trucking, Inc. ("USTI"), a
subsidiary of U.S. Transportation Systems, Inc. (the "Company") which owns the Company's two tractor-trailer operations, acquired 100% of the capital stock of Gulf Northern Transport Inc. ("GNTI") and 100% of the capital stock of Mencor Inc. ("Mencor"). GNTI and Mencor are affiliated corporations which are engaged in full-load tractor-trailer operations throughout the Eastern United States from a base in Charleston, SC. In 1996 GNTI and Mencor had combined revenues totalling $13,756,481. In exchange for these corporations the Company gave 25% of the capital stock of USTI, $300,000 cash, and an indemnity of GNTI secured debt in the amount of $4,520,883. The Company also gave employment or consulting agreements to the four principals of GNTI and Mencor, which will require payment of $165,000 per annum, 37,500 shares of USTS Common Stock and options for 125,000 shares at prices from $1.75 to $3.75.
                  USTI acquired GNTI from Logistics Management, L.L.C., a Kentucky limited liability company ("Logistics"). Logistics represented to the Company that it had acquired ownership of GNTI, free of liens or claims, from Mid-America Transporters Group, Inc. ("MATG").
                  On April 16, 1997, United Acquisition II Corporation ("UACQ"), which is the subject of a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York (White Plains Division), commenced an adversary proceeding in that Court against the Company, its Chairman and many other


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corporate and individual defendants. UACQ alleges that it acquired ownership of
MATG through certain agreements prior to the transfer of GNTI to Logistics, and that GNTI was acquired by Logistics from MATG without the consent of UACQ. UACQ further alleges that the defendants conspired to deprive UACQ of its interest in GNTI. The complaint seeks declaratory relief, the avoidance of the alleged fraudulent transfer of GNTI, damages for fraud, and the imposition of a constructive trust.
                  The defendants in this action allege that the agreements pursuant to which UACQ claims ownership of MATG were rescinded and revoked pursuant to the applicable laws. Motions to dismiss the complaint are presently pending before the Bankruptcy Court.
                  The Company believes that USTI acquired full right and title to GNTI through its January 30, 1997 agreement with Logistics, and it intends to defend vigorously against the claims by UACQ. A result in this litigation adverse to the Company, however, would materially interfere with the Company's plans to expand its tractor-trailer operations.

                                    EXHIBITS
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                                      None



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 1, 1997                              U.S. TRANSPORTATION SYSTEMS, INC.

                                          By: /s/ Michael Margolies
                                              -----------------------
                                              Michael Margolies
                                              Chief Executive Officer


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